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                                                                   EXHIBIT 10.29

                        SUPPLEMENTAL CONTRACTOR AGREEMENT

This Supplementary - Explanatory Contractor Agreement (the "Agreement") is entered into effective as of the 3rd day of January 2001, by and between ENGLE HOMES INC., a Florida corporation ("ENGLE") and TECHNICAL OLYMPIC S.A., a Greek corporation ("CONTRACTOR") through its registered branches in Texas or Florida.

                                    RECITALS

WHEREAS, on November 22nd 2000, a Contractor Agreement between ENGLE and the CONTRACTOR, was signed.

WHEREAS, ENGLE and the CONTRACTOR desire to complete and clarify hereof the Contractor Agreement dated November 22nd 2000.

WHEREAS, ENGLE desires for its subsidiaries and affiliates in Texas or Florida (the "ENGLE Entities") to receive economic benefits by utilizing the services of CONTRACTOR, for a total contract value of ONE HUNDRED FORTY ONE MILLION THREE HUNDRED NINETY THOUSAND DOLLARS ($141.390.000), that is:

         a.       Texas - fourteen million five hundred thousand dollars
                  ($14.500.000)

         b. Florida - one hundred twenty six million eight hundred ninety thousand dollars ($126.890.000)

WHEREAS, CONTRACTOR is willing to provide such services for the business operations of the ENGLE Entities in Texas or Florida;

WHEREAS, for such purpose, ENGLE will cause the ENGLE Entities in Texas or Florida to assign their respective rights under certain construction contracts currently in effect and certain future construction contracts (the "Assigned Construction Contracts") to CONTRACTOR, and CONTRACTOR will assume the Assigned Construction Contracts, subject to the terms and conditions set forth herein;

WHEREAS, CONTRACTOR will enter into certain other or additional construction contracts for the operations of the ENGLE Entities in Texas or Florida (such contracts collectively with the Assigned Construction Contracts, the "Contracts");

WHEREAS, CONTRACTOR and ENGLE desire to document their agreements;

NOW, THEREFORE, KNOW All MEN BY THESE PRESENTS, that in consideration of the mutual benefits to assure to each of the parties hereof, the receipt and sufficiency of which are hereby acknowledged, ENGLE and CONTRACTOR hereby agree as follows:

1.       Engagement.

         ENGLE hereby engages CONTRACTOR, and CONTRACTOR hereby accepts such engagement and agrees to perform the construction services described in
         Section 3 below

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         (the "Services"), on behalf of and for the account of ENGLE and the
         ENGLE Entities in Texas or Florida in accordance with the terms and conditions of this Agreement.

2.       General Standards.

         CONTRACTOR will provide the construction Services and perform its obligations hereunder with reasonable diligence. ENGLE will provide its services and perform its obligations hereunder with reasonable diligence.

3.       Services to be Performed by CONTRACTOR.

         a. CONTRACTOR hereby agrees to provide the construction work according to the Contracts for a total contract value of one hundred forty one million three hundred ninety thousand dollars ($141.390.000) as may be directed by the respective ENGLE Entities in Texas or Florida from time to time.

         b. In the event any of the ENGLE Entities in Texas or Florida desires to contract for the construction and purchase of any goods and/or services on a regular basis from any vendors not currently utilized, such ENGLE Entity in Texas or Florida, in its own free unlimited discretion, shall have the right to negotiate and execute a contract or agreement with such vendor on terms acceptable to it. If both CONTRACTOR and the respective ENGLE Entity in Texas or Florida agree that the same is in their best interest, a ENGLE Entity in Texas or Florida may then assign any such contract to CONTRACTOR. In the alternative, in lieu of such assignment, the parties can agree on a case-by-case basis to have such contract executed by CONTRACTOR at inception. However, notwithstanding anything herein to the contrary, each ENGLE Entity in Texas or Florida shall have the right not to assign any future contracts to CONTRACTOR or not to have the same executed by CONTRACTOR at inception in such ENGLE Entity's in Texas or Florida sole discretion. CONTRACTOR shall comply with instructions it may receive from the respective ENGLE Entity in Texas or Florida from time to time with regard to the termination or renewal of any of the Contracts or any contracts subsequently assigned or entered into directly by CONTRACTOR as directed by the respective ENGLE Entity in Texas or Florida.

         c. With regard to any materials and supplies purchased by CONTRACTOR on behalf of a ENGLE Entity in Texas or Florida for the construction, the respective ENGLE Entity in Texas or Florida shall promptly pay all invoices remitted by any suppliers when the same are due and payable directly to the vendor on behalf of CONTRACTOR. CONTRACTOR shall promptly forward copies of any such invoices to the respective ENGLE Entity in Texas or Florida for processing in accordance with this Agreement.

         d. CONTRACTOR shall perform such incidental services to the ones listed herein as reasonably requested from time to time by the Board of Directors or management of ENGLE, but only to the extent CONTRACTOR consents to perform such incidental services.

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4.       Contractor Fee.

         For the services rendered by the CONTRACTOR as described in Section 3 above, ENGLE will reimburse to him amount equal to the total of the CONTRACTOR'S expenses according to the present agreement and supported by the respective invoices. Additionally the general expenses for the establishment and operation of the CONTRACTOR'S subsidiaries will not be invoiced to ENGLE and will be incurred by the CONTRACTOR.

5.       Indemnification.

         a. ENGLE shall indemnify and hold CONTRACTOR harmless from all suits, actions, losses, increased costs, damages, claims, or liability of any character, type or description, including without limiting the generality of the foregoing, all expenses of litigation, courts costs and attorney's fees arising from, or related to (i) claims by any other parties to the Contracts because of the assignment of the Contacts to CONTRACTOR; (ii) any claims by any customer or homebuyer of the ENGLE Entities in Texas or Florida of whatsoever kind, including but not limited to a breach of warranty or a claim of indemnity, or the providing of goods, products, services, or Labor by the ENGLE Entities in Texas or Florida; or (iii) termination of any Contract by the other party thereto due to a failure of any of the ENGLE Entities in Texas or Florida to pay for products of services delivered or sold under such Contract.

         b. CONTRACTOR shall indemnify and hold ENGLE and the ENGLE Entities in Texas or Florida harmless from all suits, actions, losses, increased costs, damages, claims, or liability of any character, type or description, including without limiting the generality of the foregoing, all expenses of litigation, courts costs and attorney's fees arising from, or related to, the assignment of the Contracts and the assumption of the liabilities of the ENGLE Entities in Texas or Florida under the Contracts by CONTRACTOR, including but not limited to any claims of breach of contract by any of the other parties to the Contracts due to the failure of CONTRACTOR to perform under the Contracts.

         c. The above provisions concerning indemnification shall survive the termination of this Agreement.

6.       Term and Termination.

         This Agreement shall commence on the date hereof and shall continue to be in effect until the completion of the project of a total value of one hundred forty one million three hundred ninety thousand dollars ($141.390.000).

7.       Nature of Services.

         CONTRACTOR and ENGLE agree that all services performed hereunder shall be in CONTRACTOR's capacity as an independent contractor, and it is not the purpose or intent of this Agreement to create any franchise, joint venture, trust, partnership, or

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         employer/employee relationship for any purposes whatsoever. Nothing in this Agreement shall be construed to make either party hereto an agent, joint venture, partner, legal representative, employee or policy-making participant of the other, and neither party shall have the right to obligate or bind the other party in any manner whatsoever. The performance by CONTRACTOR of its duties under this Agreement shall not relieve ENGLE of any legal or contractual duty whatsoever, including duties to comply with applicable laws, rules, regulations, orders, policies, procedures and financial and accounting reporting requirements.

8.       Successors and Assigns.

         Neither ENGLE nor CONTRACTOR may assign its rights nor claims, transfer or subcontract its obligations or delegate its duties hereunder without the prior written consent of the other party hereto.

9.       No Third Party Beneficiary.

         The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no other person shall have the right to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

10.      Notices.

         All notices, requests, clause, demands and other communications hereunder shall be in writing and in English and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopy to the respective parties as follows:

         If to ENGLE:                       ENGLE Homes Inc.
                                            1200 Soldiers Field Drive
                                            Sugar Land, Texas 77479
                                            Facsimile:  281-243-0116
                                            Attention:  Holly A. Hubenak

         If to CONTRACTOR:                  Technical Olympic S.A.
                                            3624 Long Prairie Rd
                                            Suite 209, Flower Mound
                                            Texas  75022
                                            Facsimile: 972-899-8804
                                            Attention: Tommy McAden

         With a copy to:                    Technical Olympic S.A.
                                            20 Solomou Street
                                            Athens 17456 Greece
                                            Facsimile: 011-301-995-5586
                                            Attention:  Andreas Stengos

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         Or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided, however, that notice of any change of address shall be effective only upon receipt thereof.

11.      Further Actions.

         At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement.

12. This Agreement, and the application or interpretation thereof, shall be governed by the laws of the State of Texas.

EXECUTED effective as of the 3rd day of January, 2001.

ENGLE:                                          ENGLE HOMES INC.

                                                By:  /s/ Tommy McAden
                                                    ----------------------------
                                                Name:  Tommy McAden
                                                Title: Vice President

CONTRACTOR:                                     TECHNICAL OLYMPIC S.A.

                                                By:  /s/ Andreas Stengos
                                                    ----------------------------
                                                Name:  Andreas Stengos
                                                Title: Managing Director

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